As filed with the Securities and Exchange Commission on April 27, 1999
                                         Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         Timberline Software Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

               Oregon                                93-0748489
---------------------------------------       ----------------------------------
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)


 15195 NW Greenbrier Parkway
 Beaverton, Oregon                                      97006
---------------------------------------      ----------------------------------
(Address of principal executive officers)             (Zip Code)

                            1998 Stock Incentive Plan
                            -------------------------
                            (Full title of the plan)

                         Curtis L. Peltz, President and
                             Chief Executive Officer
                         Timberline Software Corporation
                           15195 NW Greenbrier Parkway
                             Beaverton, Oregon 97006
                                 (503) 690-6775
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 Nancy P. Hinnen
                                 Tonkon Torp LLP
                               1600 Pioneer Tower
                              888 S.W. Fifth Avenue
                             Portland, Oregon 97204
                                 (503) 802-2046




                                           CALCULATION OF REGISTRATION FEE
========================= ====================== ======================= ======================= ========================

 Title of Securities to          Amount              Proposed Maximum           Proposed
     be Registered           to be Registered       Offering Price Per     Maximum Aggregate      Amount of Registration
                                   (1)                  Share(2)            Offering Price(2)            Fee (2)
========================= ====================== ======================= ======================= ========================
Common Stock, no par             328,243
         value                    shares                  $14.03                $4,605,249                 $1,280
========================= ====================== ======================= ======================= ========================
           "                      13,334                   12.56                   167,475                     47
------------------------- ---------------------- ----------------------- ----------------------- ========================
           "                     316,756                   11.88                 3,763,061                  1,046
------------------------- ---------------------- ----------------------- ----------------------- ========================
           "                       2,334                   12.00                    28,008                      8
------------------------- ---------------------- ----------------------- ----------------------- ========================
           "                       6,000                   12.54                    75,240                     21
------------------------- ---------------------- ----------------------- ----------------------- ------------------------
         Total                                                                                              $2,402
========================= ====================== ======================= ======================= ========================

(1) This filing registers 666,667 shares of the Company's Common Stock reserved for issuance (and taking into account stock splits to date) under the Company's 1998 Stock Incentive Plan.
(2) Based upon (a) the actual price for 338,424 shares of the Company's Common Stock subject to previously granted options
    (which are exercisable at prices ranging from $11.88 to $12.56 per share) and (b) the estimated proposed maximum offering price for the other 328,243 shares reserved for issuance under the 1998 Stock Incentive Plan, estimated solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Common Stock on
    April 21, 1999, as reported by The Nasdaq Stock Market ($14.03 per share).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
-----------------------------------------------------

          The following documents filed by Timberline Software Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

          (a) The Company's annual report on Form 10-K for the year ended December 31, 1998; and

          (b) The description of the Company's Common Stock, no par value (the "Common Stock"), set forth in the Company's Registration Statement on Form S-18, as declared effective on February 9, 1984 (Registration No. 2-87409-S).

          All documents filed by the Company subsequent to the document listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.
---------------------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.
----------------------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
-------------------------------------------------------

          Under the Oregon Business Corporation Act (the "Act"), the Company's Restated Articles of Incorporation, as amended (the "Articles"), and the Company's Amended and Restated Bylaws (the "Bylaws"), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

          Under ORS 60.387 to ORS 60.414, a person who is made a party to a proceeding because such person is or was an officer or director of the corporation shall be indemnified by the corporation (unless the corporation's articles of incorporation provide otherwise) against reasonable expenses incurred by such person in connection with the proceeding if such person is wholly successful on the merits or otherwise or if ordered by a court of competent jurisdiction. In addition, a corporation is permitted under such sections to indemnify such persons against liability incurred in a proceeding if: (i) such person's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interests, or, at least, not opposed to its best interests; (ii) such person had no reasonable cause to believe his or her conduct was unlawful if the proceeding was a criminal proceeding; (iii) such person was not adjudged liable to the corporation if the proceeding was by or in the right of the corporation (in which case indemnification is limited to such person's reasonable expenses in connection with the proceeding); and (iv) such person was not adjudged liable on the basis that he or she improperly received a personal benefit.

          The Articles and Bylaws require the indemnification of a director made or threatened to be made party to a proceeding because such person is or was a director of the Company or one of its subsidiaries against certain liabilities and expenses if: (1) the director's conduct was in good faith; (ii) the director reasonably believed that his or her conduct was in the best interest of the corporation, or at least not opposed to its best interests; and (iii) in the case of a criminal proceeding, the director had no reasonable cause to believe that the conduct was unlawful. In the case of any proceeding by or in the right of the Company, a director is entitled to indemnification against certain expenses, except that no indemnification generally would be made if: (i) the director has been adjudged liable to the Corporation; or (ii) the officer or director received an improper personal benefit.

          The Articles and Bylaws further permit indemnification to be provided to persons other than directors, including officers, employees and agents, under certain circumstances.

          The Bylaws state that the foregoing indemnification provisions are not exclusive of any other right to which any person may be entitled under any statute, the Articles, Bylaws, agreement, general or specific action of the Board, vote of the shareholders or otherwise.

          The Articles also provide that to the full extent of the Act, no director will be liable to the Company or its shareholders for monetary damages for conduct as a director. The Act states that no such provision shall eliminate personal liability for any: (i) breach of a director's duty of loyalty to the Company or its shareholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) unlawful distribution to shareholders; or (iv) transaction from which the director receives an improper personal benefit.

          The Company has entered into indemnification agreements with each of its directors under which the Company agrees to indemnify its directors to the fullest extent permitted by law.

          The Company also maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against claims for errors, neglect, breach of duty and other matters.

Item 7.   Exemption from Registration Claimed.
----------------------------------------------

          Not applicable.

Item 8.   Exhibits.
-------------------

          The exhibits listed in the Index to Exhibits, which appears on page II-7 herein, are filed as part of this registration statement.

Item 9.   Undertakings.
-----------------------

          A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beaverton, Oregon, on April 26, 1999.

TIMBERLINE SOFTWARE CORPORATION


By /s/ Thomas P. Cox
  ----------------------------
       Thomas P. Cox
       Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Curtis L. Peltz                                         4/26/99
-----------------------------------                  -------------------------
Curtis L. Peltz                                      Date
President, Chief Executive Officer
and Director


/s/ Thomas P. Cox                                           4/26/99
----------------------------------                   ---------------------------
Thomas P. Cox                                        Date
Executive Vice President and
Director


/s/ Carl C. Asai                                            4/26/99
----------------------------------                   ---------------------------
Carl C. Asai                                         Date
Vice President-Finance
Chief Financial Officer


/s/ James A. Meyer                                          4/26/99
----------------------------------                   ---------------------------
James A. Meyer                                       Date
Chairman of the Board of Directors


/s/ Donald L. Tisdel                                        4/26/99
----------------------------------                   ---------------------------
Donald L. Tisdel                                     Date
Director

                                INDEX TO EXHIBITS


Exhibit Number                                                           Page
--------------                                                           ----

4.1 Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10-Q for the three months ended September 30, 1998)

4.2     Amended and Restated Bylaws (Incorporated by reference to
        Exhibit 3(ii) of Quarterly Report on Form 10-QSB for the three months ended March 31, 1997)

4.3 Form of Indemnification Agreement and signature pages for all indemnitees (Incorporated by reference to Exhibit 10.3 of Annual Report on Form 10-K for the year ended
        December 31, 1990)

5.1     Opinion of Tonkon Torp LLP                                      II-8

23.1    Consent of Deloitte & Touche LLP, Independent Auditors          II-9

23.2    Consent of Tonkon Torp LLP (included in Exhibit 5.1)

99      1998 Stock Incentive Plan (Incorporated by reference to
        Exhibit 10.11 of Annual Report on Form 10-K for the year ended December 31, 1998)


          Other exhibits listed in Item 601 of Regulation S-K are not applicable.